EXHIBIT 99.1
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                    RESORT INCOME INVESTORS, INC.



For Immediate Release

Investor Relations:   312/683-3323
                      312/683-5534 (fax)



    RESORT INCOME INVESTORS, INC. ANNOUNCES FILING OF SETTLEMENT
        AGREEMENT IN CLASS ACTION AND DERIVATIVE LITIGATION


     Chicago, Illinois, December 2, 1997 -- Resort Income Investors, Inc.

(NASDAQ EBB: RIIV) today announced the filing on November 26, 1997 of the settlement agreement in the securities class action and derivative lawsuits involving the Company pending in Federal District Court in Denver,

Colorado.

     As previously reported, the securities class action lawsuits were originally filed in June and July 1995 in Federal District Court in

Colorado against the Company and certain of its current and former directors and officers and its independent auditors at the time.  These lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 and other provisions of the federal securities laws and regulations.

     The derivative actions were filed in June 1995 in the Chancery Court of Delaware against certain current and former directors and officers of the Company.  The Company is a nominal defendant in the derivative actions.

The derivative action complaints allege that the directors and officers breached their fiduciary duties to the Company, wasted Company assets and that its chairman of the board and chief executive officer, at the time,

was in a conflict of interest position.  Plaintiffs in the derivative actions, in October 1997, filed a related action in the Federal District

Court in Colorado in order to seek approval of the settlement of the derivative actions in that Court concurrently with the securities class action settlement.



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     The Company's Board of Directors believes that the settlements are beneficial to the Company because its liquidation will be more readily accomplished once the Company is unencumbered by the expense and uncertainty of defending the lawsuit.  The settlement agreement emphasizes that the approval of the settlement should not be considered an admission of liability by any defendant with respect to any of the claims asserted.

     The class action settlement provides that investors who purchased shares in the Company between March 31, 1993 and June 29, 1995 will be eligible to participate in the settlement proceeds.  The settlement proceeds will consist of approximately $5,055,000 paid by the Company's officers and directors' insurer and its former auditors, plus an amount equal to the greater of : (I) 44% of the Company's net assets in liquidation as of: (a) December 31, 1997; or (b) the date the Company files its certificate of liquidation, whichever is earlier; or (ii) $1,000,000.

$1,425,000 of the $5,055,000 will be contributed towards the settlement of the derivative actions.

     The amounts available for distribution to the class will be determined after court-ordered attorney fees and expenses have been awarded.  The amount that individual class members may receive will be determined according to certain formulas set forth in the settlement agreement and the amount of claims filed.

     Preliminary approval of the settlement by the Court is expected within the next couple of weeks.  A court hearing for final approval of the settlement will likely take place in the first quarter of 1998.

     After preliminary approval of the settlement is received, notices which thoroughly address the settlement terms and the process for filing claims will be sent to the Company's stockholders, as of November 18, 1997,

and class members from the Clerk of the Court.

     STOCKHOLDERS AND CLASS MEMBERS SHOULD ADDRESS ALL QUESTIONS PERTAINING

TO THE ADMINISTRATION OF CLAIMS AND THE PROCESS FOR SUBMITTING FORMS TO:

                FRG Information Systems Corp.
                Re: Resort Income Investors, Inc. Litigation
                823 United National Plaza - Suite 500
                New York, NY 10017
                Telephone: 212/490-3500



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ADDITIONALLY, STOCKHOLDERS AND CLASS MEMBERS MAY ADDRESS GENERAL QUESTIONS

CONCERNING THE LAWSUITS AND/OR SETTLEMENT ISSUES TO PLAINTIFFS COUNSEL AT:


     1.    Class Action counsel:

                Jonathan M. Plasse, Esq.

                Goodkind Labaton Rudoff & Sucharow LLP

                100 Park Avenue

                New York, NY 10017

                (212) 907-0700


                and


                Zachary Alan Starr, Esq.

                Starr & Holman LLP

                10 East 40th Street

                29th Floor

                New York, New York 10016

                (212) 684-6442


     2.    Derivative Counsel:

                Jeffrey G. Smith

                Wolf Haldenstein Adler Freeman & Herz LLP

                270 Madison Avenue

                New York, New York 10016

                (212) 545-4600


                and


                Joshua N. Rubin

                Abbey Gardy & Squitieri

                212 East 39th Street

                New York, New York 10016

                (212) 889-3700



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     The Company has 4,156,000 shares outstanding.

     Statements regarding future financial performance and results and the other statements that are not historical facts contained in this release are forward-looking statements subject to numerous risks and uncertainties, and other factors detailed in the Company's Securities and Exchange Commission filings.








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